     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1996

                                                       REGISTRATION NO. 33-63001
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                  EQUIFAX INC.
             (Exact name of registrant as specified in its charter)

         GEORGIA                                          58-0401110
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                          1600 PEACHTREE STREET, N.W.
                            ATLANTA, GEORGIA  30309
                                 (404) 885-8000
              (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)

                            ------------------------

                             THOMAS H. MAGIS, ESQ.
            CORPORATE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                  EQUIFAX INC.
                          1600 PEACHTREE STREET, N.W.
                            ATLANTA, GEORGIA  30309
                                 (404) 885-8000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                            ------------------------

      The Commission is requested to send copies of all communications to:

                             SIDNEY J. NURKIN, ESQ.
                              JOEL J. HUGHEY, ESQ.
                                 ALSTON & BIRD
                            1201 W. PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_] ____

                            ------------------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++



                      SUBJECT TO COMPLETION, MAY 24, 1996

                                   PROSPECTUS

                                 60,592 SHARES

                                  EQUIFAX INC.

                                  COMMON STOCK

  This prospectus relates to 60,592 shares (all share amounts contained herein give effect to a two-for-one stock split effective November 24, 1995) (the "Shares") of common stock, $1.25 par value per share (the "Common Stock"), of Equifax Inc., a Georgia corporation (the "Company"). All of these Shares were acquired by certain shareholders (the "Selling Shareholders") from the Company on June 30, 1995 in connection with the prior acquisition by the Company of Electronic Tabulating Service, Inc., a Georgia corporation ("ETS"), a corporation previously owned by the Selling Shareholders. See "Selling Shareholders" below. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Sale of Shares" below.

  All or a portion of the Shares may be offered by the Selling Shareholders from time to time (i) in transactions (which may include block transactions) on the New York Stock Exchange, (ii) in negotiated transactions, or (iii) a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary compensation). See "Selling Shareholders" and "Sale of Shares " below.

  None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders. The Company also has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.


  The shares of Common Stock of the Company are traded on the New York Stock Exchange under the symbol EFX. On May 22, 1996, the last sales price for the shares of Common Stock as reported on the New York Stock Exchange composite tape was $26.25 per share.

                       ---------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is May __, 1996

                             AVAILABLE INFORMATION

     Equifax Inc. (the "Company") has filed a Registration Statement on Form S-3 (together with all amendments and exhibits filed or to be filed in connection therewith, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The common stock of the Company, $1.25 par value per share (the "Common Stock"), is listed on the New York Stock Exchange (the "NYSE") under the symbol "EFX," and such reports, proxy statements and other information concerning the Company are available for inspection at the office of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 1-6605) are hereby incorporated by reference into this Prospectus:


(1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A filed April 4, 1996;

(2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

(3) The description of the Company's Common Stock contained in its Registration Statement on Form 10 under the Exchange Act, dated December 31, 1964, including any amendment or report filed for the purpose of updating such description; and

(4) The Rights Plan contained in the Company's Registration Statement on Form 8-A under the Exchange Act, dated November 2, 1995, including any amendments thereto.


     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to Thomas H. Magis, Esq., Corporate Vice President, Secretary and General Counsel, Equifax Inc., 1600 Peachtree Street, N.W., Atlanta, Georgia 30309, telephone number (404) 885-8000.


                                  THE COMPANY

     The Company is a leading provider of information and decision support services to facilitate consumer-initiated financial and insurance transactions. The Company provides a broad range of decision support and administrative services to over 60,000 customers throughout the United States, Canada and the United Kingdom through five principal business segments: credit services; payment services; international operations; insurance services; and general information services.

     The Company was incorporated under the laws of the State of Georgia in 1913 and is the successor to a business established in 1899. The address and telephone number of its principal executive offices are 1600 Peachtree Street, N.W., Atlanta, Georgia 30309, telephone number (404) 885-8000.



                              SELLING SHAREHOLDERS

THE SELLING SHAREHOLDERS.

     The Company issued 711,332 shares of Common Stock to the Selling Shareholders on September 15, 1994 (the "Initial Shares"), pursuant to the terms of an Agreement and Plan of Merger (the "ETS Merger Agreement") dated September 15, 1994, by and among the Company, ETS Merger Corp., a Georgia corporation and wholly-owned subsidiary of the Company ("Merger Corp."), ETS, and the former shareholders of ETS, under which the Company acquired ETS through a merger between Merger Corp. and ETS. The Company issued the 60,592 Shares offered hereby on June 30, 1995 as the first additional stock consideration due pursuant to the terms of the Merger Agreement. In connection with the acquisition, the Company entered into a Registration Rights Agreement (the "ETS Registration Agreement"), dated September 15, 1994, with the Selling Shareholders pursuant to which it agreed to file a registration statement with the Commission to register the Shares held by the Selling Shareholders for resale by the Selling Shareholders. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the ETS Registration Agreement. The Company filed a registration statement on Form S-3 with respect to the Initial Shares (the "Initial Registration Statement") on November 4, 1994 pursuant to the Registration Agreement.

     The following table sets forth (i) the name of each of the Selling Shareholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering and being offered hereby, and
(iii) the number of shares of Common Stock beneficially owned by each Selling Shareholder after completion of the offering.


                            Shares                           Shares
                         Beneficially                     Beneficially
       Selling         Owned Prior to      Shares Being    Owned After
Selling Shareholder    Offering/(1)(2)/       Offered     Offering/(2)/
- ---------------------  ----------------    -------------  --------------

Robert E. Werder            420,314/(2)/     33,526/(3)/       386,788
Jane E. Kreinest, as        219,742          19,610            200,132
 executor of the Estate of
 Richard C. Kreinest /(5)/
Lester C. Werder             64,310           4,226             60,084
Karen Werder Vohman          22,470/(3)/      1,404/(4)/        21,066
Violet C. Owen               21,658           1,184             20,474
J. R. Hamm                      632             632                  0
Richard A. Smith              3,375             364              3,011
Gwendolyn S. Calloway         2,280             280              2,000
Annie Jo Richardson           2,080             280              1,800
Sheri L. Brown                  210             210                  0
Broward D. Adams              2,723             210              2,513
Barbara Williams                872              70                802
                            -------          ------             ------
TOTAL                                        60,592

- --------------
(1) All share ownership information was provided to the Company by the Selling Shareholders.


(2) Assumes that all of the Shares held by the Selling Shareholders and being offered hereby are sold, that all of the Initial Shares registered pursuant to the Initial Registration Statement and held as of April 1, 1996 are not sold and that the Selling Shareholders acquire no additional shares of Common Stock prior to completion of this offering. Each Selling Shareholder beneficially owns less than 1% of the total number of shares of Common Stock outstanding.

(3) Includes 22,470 shares of Common Stock held by Robert E. Werder and Karen Werder Vohman as trustees of a trust.

(4) Includes 1,404 shares of Common Stock held by Robert E. Werder and Karen Werder Vohman as trustees of a trust.

(5) Includes 995 shares of Common Stock held by Mrs. Kreinest's children.

  Mr. Robert E. Werder served as Chairman, Chief Executive Officer and a member of the Board of Directors of ETS prior to the Company's acquisition of ETS.

  Mr. Lester C. Werder served as a member of the Board of Directors of ETS prior to the Company's acquisition of ETS, and Mr. J.R. Hamm served as Secretary and Treasurer of ETS prior to such acquisition.


                                 SALE OF SHARES

  The sale of the Shares by the Selling Shareholders may be effected from time to time (i) in transactions (which may include block sales) on the New York Stock Exchange, (ii) in negotiated transactions, or (iii) through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

  The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(l1) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

  The Company has agreed, among other things, to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders.

  In recognition of the fact that the Selling Shareholders, even though acquiring the Shares with no view towards distribution, may wish to be legally permitted to sell all or a portion of their Shares when they deem appropriate, the Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the resale of the Shares from time to time on the New York Stock Exchange or in negotiated transactions, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all the Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar affect, required to be registered for the sale thereof by the Selling Shareholders. This Prospectus forms a part of such Registration Statement.

                                 LEGAL OPINIONS

  A legal opinion to the effect that the Shares offered hereby by the Selling Shareholders are validly issued, fully paid and non-assessable has been rendered by Alston & Bird, Atlanta, Georgia, counsel to the Company in connection with the Company's acquisition of ETS.

                                    EXPERTS

  The consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

================================================================================

  NO DEALER, SALESPERSON OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS, AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON
AS HAVING BEEN AUTHORIZED BY THE
COMPANY OR THE SELLING STOCKHOLDERS.
THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL, OR A SOLICITATION OF AN
OFFER TO BUY, TO ANY PERSON IN ANY                            60,592 SHARES
JURISDICTION IN WHICH SUCH OFFER TO
SELL OR SOLICITATION IS NOT
AUTHORIZED, OR IN WHICH THE PERSON
MAKING SUCH OFFER OR SOLICITATION IS
NOT QUALIFIED TO DO SO, OR TO ANY                             EQUIFAX INC.
PERSON TO WHOM IT IS UNLAWFUL TO MAKE
SUCH OFFER OR SOLICITATION.
                                                              COMMON STOCK

         ___________________


          TABLE OF CONTENTS


                                    PAGE
                                    ----
AVAILABLE INFORMATION............... 1
INCORPORATION OF CERTAIN
 DOCUMENTS BY REFERENCE............. 1
THE COMPANY......................... 2
SELLING SHAREHOLDERS................ 2
SALE OF SHARES...................... 3
LEGAL OPINIONS...................... 4
EXPERTS............................. 4



                                                          --------------------

                                                           P R O S P E C T U S

                                                               MAY __, 1996

                                                          --------------------


===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration fee to Securities and Exchange Commission    $   422

Accounting fees and expenses                                2,000

Legal fees and expenses                                    10,000

Miscellaneous expenses                                        578
                                                          -------

Total                                                     $13,000
                                                          =======

  The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated.

  The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Georgia Business Corporation Code permits, and the Company's Bylaws require, the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act of 1933, as amended (the "Securities Act")), whether civil, criminal, administrative, or investigative (other than an action brought by or on behalf of the Company) by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With regard to actions or suits by or in the right of the Company, indemnification is limited to reasonable expenses incurred in connection with the proceeding and generally is not available in connection with such a proceeding in which such person was adjudged liable to the Company.

  In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  The following exhibits are filed as part of this Registration Statement:

Exhibit No. Description

4(a) See Articles 6, 7, 8, 10, 12, 13, 14 and 17 of the Articles of Incorporation of the Company (Incorporated herein by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 1-6605)).

4(b) See Article I of the Bylaws of the Company (Incorporated herein by reference to Exhibit 3 in the Company's Form 10-K for the year ended December 31, 1995 (File No. 1-6605)).

4(c) Loan Agreement (Incorporated herein by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 1-6605)).

4(d) Portion of Prospectus and Trust Indenture (Incorporated herein by reference to the Company's Registration Statement on Form S-3 filed on June 17, 1993 (Reg. No. 33-62820)).

4(e) Rights Agreement (Incorporated herein by reference to Exhibit 99 to the Company's Form 8-A filed on November 2, 1995 (File No. 1-6605)).

5.* Opinion of Alston & Bird as to legality of the securities being offered by the Selling Shareholders.


15 Letter regarding unaudited interim financial information from Arthur Andersen LLP.

23(a)* Consent of Alston & Bird (included in their opinion filed as Exhibit 5).

23(b)  Consent of Arthur Andersen LLP.

24*    Power of Attorney.

99(a) Registration Rights Agreement, dated September 15, 1994, among the Company and the Selling Shareholders (Incorporated herein by reference to Exhibit 99.(a) in the Company's Registration Statement on Form S-3 filed on November 4, 1994 (Reg. No. 33-86018)).

*      Previously filed.


ITEM 17.  UNDERTAKINGS.

     (a)  The Undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i)  To include any prospectus required by Section
         10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, the financial statements required pursuant to this paragraph (a)(4) and other information necessary to insure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this Chapter if such financial statements and information are contained in periodic reports filed with or furnished with the Commission by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (i)   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 24, 1996.

                                   EQUIFAX INC.


                                   By: /s/ Daniel W. McGlaughin
                                       ------------------------------------
                                   Name:   Daniel W. McGlaughin
                                   Title:  President and Chief Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 24 day of May, 1996.

       Signature                 Title
       ---------                 -----


            *                Chairman of the Board
- ---------------------------
C.B. Rogers, Jr.

/s/  Daniel W. McGlaughin    President and Chief Executive
- ---------------------------  Officer (Principal Executive
Daniel W. McGlaughin         Officer) and Director

            *                Senior Vice President and Chief
- ---------------------------  Financial Officer (Principal
Donald U. Hallman            Financial Officer)

            *                Vice President and Corporate
- ---------------------------  Controller (Principal Accounting
Philip J. Mazzilli           Officer)

                             Executive Vice President and
- ---------------------------  Director
T. F. Chapman

                             Executive Vice President and
- ---------------------------  Director
Derek V. Smith

            *                Director
- ---------------------------
Lee A. Ault, III

            *                Director
- ---------------------------
Ron D. Barbaro

            *                Director
- ---------------------------
John L. Clendenin

                             Director
- ---------------------------
A. W. Dahlberg

                             Director
- ---------------------------
Robert P. Forrestal

            *                Director
- ---------------------------
L. Phillip Humann

                             Director
- ---------------------------
Tinsley H. Irvin

            *                Director
- ---------------------------
Larry L. Prince

                             Director
- ---------------------------
D. Raymond Riddle

            *                Director
- ---------------------------
Betty L. Siegel, Ph.D.

                             Director
- ---------------------------
L. W. Sullivan, M.D.

* By: /s/ Thomas H. Magis
      ---------------------
         Thomas H. Magis
        Attorney-in-Fact

                                 EXHIBIT INDEX

                                                              Sequentially
Exhibit No.          Description                              Numbered Page
- -----------          -----------                              -------------

 4(a)  See Articles 6, 7, 8, 10, 12, 13, 14 and 17 of the
       Articles of Incorporation of the Company
       (Incorporated herein by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No.
       1-6605)).

 4(b)  See Article I of the Bylaws of the Company
       (Incorporated herein by reference to Exhibit 3 in the Company's Form 10-K for the year ended
       December 31, 1995 (File No.  1-6605)).

 4(c) Loan Agreement (Incorporated herein by reference to Exhibit 4.1 to the Company's Annual Report on
       Form 10-K for the year ended December 31, 1995 (File
       No. 1-6605)).

 4(d)  Portion of Prospectus and Trust Indenture
       (Incorporated herein by reference to the Company's
       Registration Statement on Form S-3 filed on June 17,
       1993 (Reg. No. 33-62820)).

 4(e) Rights Agreement (Incorporated herein by reference to Exhibit 99 to the Company's Form 8-A filed on November 2, 1995 (File No. 1-6605)).

 5* Opinion of Alston & Bird as to legality of the securities being offered by the Selling
       Shareholders.


15 Letter regarding unaudited interim financial information from Arthur Andersen LLP.

23(a)* Consent of Alston & Bird (included in their opinion filed as Exhibit 5).

23(b)  Consent of Arthur Andersen LLP.

24*    Power of Attorney.

99.    Registration Rights Agreement, dated
       September 15, 1994, among the Company and the ETS Selling Shareholders (incorporated herein by reference to Exhibit 99.(a) in the Company's
       Registration Statement on Form S-3 filed on
       November 4, 1994 (Reg. No. 33-86018)).

___________________________

*  Previously filed.